                                                                   Exhibit 10.11

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                                CREDIT AGREEMENT


                          dated as of January 4, 2000


                                     among


                     BLACK BOX CORPORATION OF PENNSYLVANIA,


                             BLACK BOX CORPORATION


                                      and


                               MELLON BANK, N.A.



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                               Table of Contents


Section                                              Title                                                      Page
-------                                              -----                                                      ----
ARTICLE I     DEFINITIONS; CONSTRUCTION...........................................................................1

         1.01     Certain Definitions.............................................................................1

         1.02     Construction....................................................................................1

         1.03     Accounting Principles...........................................................................2


ARTICLE II     REVOLVING CREDIT...................................................................................3

         2.01     Revolving Credit Loans..........................................................................3

         2.02     Making of Revolving Credit Loans................................................................3

         2.03     Interest Rate...................................................................................4

         2.04     Prepayments Generally...........................................................................4

         2.05     Optional Prepayments............................................................................4

         2.06     Interest Payment Dates..........................................................................4

         2.07     Payments Generally; Interest on Overdue Amounts.................................................4

         2.08     Additional Compensation in Certain Circumstances................................................5

         2.09     Taxes...........................................................................................6


ARTICLE III     GUARANTY AND SURETYSHIP...........................................................................6

         3.01     Guaranty and Suretyship.........................................................................6

         3.02     Obligations Absolute............................................................................7

         3.03     Waivers, etc....................................................................................8

         3.04     Reinstatement...................................................................................9

         3.05     No Stay.........................................................................................9

         3.06     Payments........................................................................................9

         3.07     Subrogation, etc...............................................................................10

         3.08     Continuing Guaranty............................................................................10

         3.09     Subordination..................................................................................10


ARTICLE IV     REPRESENTATIONS AND WARRANTIES....................................................................10

         4.01     Corporate Status...............................................................................10

         4.02     Corporate Power and Authorization..............................................................11


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
         4.03     Execution and Binding Effect...................................................................11

         4.04     Governmental Approvals and Filings.............................................................11

         4.05     Absence of Conflicts...........................................................................11

         4.06     Audited Financial Statements...................................................................12

         4.07     Absence of Undisclosed Liabilities.............................................................12

         4.08     Absence of Material Adverse Changes............................................................12

         4.09     Accurate and Complete Disclosure...............................................................12

         4.10     Margin Regulations.............................................................................13

         4.11     Subsidiaries...................................................................................13

         4.12     Partnerships, etc..............................................................................13

         4.13     Ownership and Control..........................................................................13

         4.14     Litigation.....................................................................................14

         4.15     Absence of Events of Default...................................................................14

         4.16     Absence of Other Conflicts.....................................................................14

         4.17     Insurance......................................................................................14

         4.18     Title to Property..............................................................................14

         4.19     Intellectual Property..........................................................................14

         4.20     Taxes..........................................................................................14

         4.21     Employee Benefits..............................................................................15

         4.22     Environmental Matters..........................................................................15

         4.23     Solvency.......................................................................................16

         4.24     Regulatory Status..............................................................................16

         4.25     Permits and Other Operating Rights.............................................................16

         4.26     Year 2000 Compliance...........................................................................16


ARTICLE V     CONDITIONS OF LENDING..............................................................................17

         5.01     Conditions to Initial Revolving Credit Loans...................................................17

         5.02     Conditions to All Revolving Credit Loans.......................................................18


ARTICLE VI     AFFIRMATIVE COVENANTS.............................................................................19

         6.01     Notice of Events of Default or Potential Default...............................................19

         6.02     Use of Proceeds................................................................................19


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
ARTICLE VII     DEFAULTS.........................................................................................19

         7.01     Events of Default..............................................................................19

         7.02     Consequences of an Event of Default............................................................21


ARTICLE VIII     MISCELLANEOUS...................................................................................22

         8.01     Holidays.......................................................................................22

         8.02     Records........................................................................................22

         8.03     Amendments and Waivers.........................................................................22

         8.04     No Implied Waiver; Cumulative Remedies.........................................................22

         8.05     Notices........................................................................................22

         8.06     Expenses; Taxes; Indemnity.....................................................................23

         8.07     Severability...................................................................................24

         8.08     Prior Understandings...........................................................................24

         8.09     Duration; Survival.............................................................................24

         8.10     Counterparts...................................................................................24

         8.11     Limitation on Payments.........................................................................25

         8.12     Set-Off........................................................................................25

         8.13     Successors and Assigns; Participations.........................................................25

         8.14     Governing Law; Submission to Jurisdiction:  Waiver of Jury Trial; Limitation of Liability......26

         8.15     Confidentiality................................................................................28



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


         Exhibit A - Form of Revolving Credit Note

         Schedule 4.01 - Jurisdictions of Incorporation
         Schedule 4.11 - Capitalization of Subsidiaries
         Schedule 4.13 - Capitalization of Borrower and Guarantor
         Schedule 4.14 - Litigation
         Schedule 4.21 - Plans and Multiemployer Plans


         Annex A - Definitions





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                  THIS CREDIT AGREEMENT (this "Agreement"), dated as of January
4, 2000, by and among BLACK BOX CORPORATION OF PENNSYLVANIA, a Delaware corporation (the "Borrower"), BLACK BOX CORPORATION, a Delaware corporation (the "Guarantor"), and MELLON BANK, N.A., a national banking association (the "Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Borrower has requested the Lender to provide a revolving credit facility to provide funds for general corporate purposes of the Borrower; and

                  WHEREAS, the Lender has agreed to extend credit to the Borrower on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I
                           DEFINITIONS; CONSTRUCTION

                  1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the words and terms used herein shall have the meanings given such words and terms in Annex A, unless the context hereof otherwise clearly requires.

                  1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in this Agreement to "determination" (and similar terms) by the Lender include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to "out-of-pocket expenses" of a Person (and similar terms) include, but are not limited to, the reasonable fees of in-house counsel and other in-house professionals of such Person to the extent that such fees are routinely identified and specifically charged under such Person's normal cost accounting system. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.





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


                  1.03. Accounting Principles.

                  (a) As used herein, "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect at the Relevant Date, subject to the provisions of this Section 1.03. As used herein, "Relevant Date" shall mean the date a relevant computation or determination is to be made or the date of relevant financial statements, as the case may be.

                  (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                  (c) If any change in GAAP after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Agreement shall have occurred or in the opinion of the Borrower would likely occur which would not have occurred or be likely to occur if no change in accounting principles had taken place,

                  (i) The Lender agrees that such violation shall not be considered to constitute an Event of Default or a Potential Default for a period of ninety (90) days from the date the Borrower notifies the Lender of the application of this Section 1.03(c);

                  (ii) The Borrower and the Lender agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP; and

                  (iii) If the Borrower and the Lender are unable to negotiate such an amendment within such ninety-day period, the Borrower shall have the option of (A) prepaying the Revolving Credit Loans (pursuant to applicable provisions hereof) or (B) submitting the drafting of such an amendment to a firm of independent certified public accountants of nationally recognized standing acceptable to the Borrower and the Lender, which shall complete its draft of such amendment within ninety
         (90) days of submission; if the Borrower and the Lender cannot agree, the firm shall be selected by binding arbitration in the City of Pittsburgh, Pennsylvania, in accordance with the rules then being used by the American Arbitration Association. If the Borrower does not exercise either such option within said period, then as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date. The Lender agrees that if the Borrower elects the option in clause (B) above, until such firm has been selected and completes drafting such amendment, no such violation shall constitute an Event of Default or a Potential Default.

                  (d) All expenses of compliance with this Section 1.03 shall be paid for by the Borrower.




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


                                   ARTICLE II
                                REVOLVING CREDIT

                  2.01. Revolving Credit Loans.

                  (a) Revolving Credit Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender agrees (such agreement being herein called the "Revolving Credit Commitment") to make loans (the "Revolving Credit Loans") to the Borrower at any time or from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date. The Lender shall have no obligation to make any Revolving Credit Loan to the extent that the sum of the aggregate principal amount of the Revolving Credit Loans at any time outstanding would exceed the Revolving Credit Committed Amount at such time.

                  (b) Nature of Credit. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder.

                  (c) Revolving Credit Note. The obligation of the Borrower to repay the unpaid principal amount of the Revolving Credit Loans made to it by the Lender and to pay interest thereon shall be evidenced in part by a promissory note of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of the Lender in a face amount equal to the Revolving Credit Committed Amount.

                  (d) Maturity. To the extent not due and payable earlier, the Revolving Credit Loans shall be due and payable on the Revolving Credit Maturity Date and, to the extent that the aggregate Revolving Credit Loans at any time outstanding is in excess of the Revolving Credit Committed Amount at such time (whether as a result of the reduction of the Revolving Credit Committed Amount or otherwise), a portion of the Revolving Credit Loans in an amount equal to such excess shall be immediately due and payable.

                  2.02. Making of Loans. Whenever the Borrower desires that the Lender make a Loan, the Borrower shall provide Standard Notice to the Lender setting forth the following information:

                  (a) The date, which shall be a Business Day, on which such proposed Loan is to be made; and

                  (b) The principal amount of such proposed Loan, which shall be an integral multiple of $100,000 not less than $100,000.

Unless any applicable condition specified in Article V hereof has not been satisfied, on the date specified in such Standard Notice, the Lender shall make the proceeds of the Loan available to the Borrower in funds immediately available at the Lender's Office.



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


                  2.03. Interest Rate. The unpaid principal amount of the Loans shall bear interest for each day until due at a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) for each day equal to the Prime Rate for such day.

                  2.04. Prepayments Generally. Whenever the Borrower desires or is required to prepay any part of the Loans, it shall provide Standard Notice to the Lender setting forth the following information: (a) the date, which shall be a Business Day, on which the proposed prepayment is to be made; and (b) the total principal amount of such prepayment. Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amount specified in such notice, together with interest on such principal amount to such date, shall be due and payable.

                  2.05. Optional Prepayments. The Borrower shall have the right at its option at any time and from time to time to prepay the Loans in whole or part without premium or penalty. Any such prepayment shall be made in accordance with Section 2.04 hereof.

                  2.06. Interest Payment Dates. Interest shall be due and payable on the first (1st) Business Day of each calendar month. After maturity (by acceleration or otherwise), interest shall be due and payable on demand.

                  2.07. Payments Generally; Interest on Overdue Amounts.

                  (a) Payments Generally. All payments and prepayments to be made by the Borrower in respect of principal, interest, fees, indemnity, expenses or other amounts due from the Borrower hereunder or under any Loan Document shall be payable in Dollars by 12:00 o'clock Noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature. Such payments shall be made to the Lender at its Office in Dollars in funds immediately available at such Office. Any payment or prepayment received by the Lender after 12:00 o'clock Noon, Pittsburgh time, on any day shall be deemed to have been received on the next succeeding Business Day.

                  (b) Interest on Overdue Amounts. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower hereunder or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days and actual days elapsed) which for each day shall be equal to two percent (2%) above the then-current Prime Rate.

To the extent permitted by law, interest accrued on any amount which has become due hereunder or under any Loan Document shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.



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


                  2.08. Additional Compensation in Certain Circumstances. If any Law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) now existing or hereafter adopted:

                  (a) subjects the Lender to any tax or changes the basis of taxation with respect to this Agreement, the Revolving Credit Note or the Revolving Credit Loans or payments by the Borrower of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under the Revolving Credit Note (except, in each case, for taxes on the overall net income or overall gross receipts of the Lender imposed by the jurisdictions (federal, state and local) in which the Lender's principal office is located),

                  (b) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, the Lender,

                  (c) imposes, modifies or deems applicable any capital adequacy or similar requirement (i) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, the Lender, or (ii) otherwise applicable to the obligations of the Lender under this Agreement, or

                  (d) imposes upon the Lender any other condition or expense with respect to this Agreement or the Revolving Credit Note or its making, maintenance or funding of any Revolving Credit Loan, or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon the or, in the case of clause (c) hereof, any Person controlling the Lender, with respect to this Agreement or the Revolving Credit Note or the making, maintenance or funding of any Revolving Credit Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Lender's or controlling Person's capital, taking into consideration the Lender's or controlling Person's policies with respect to capital adequacy) by an amount which the Lender deems to be material, the Lender may from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods) by the Lender (which determination shall be conclusive) to be necessary to compensate the Lender for such increase, reduction or imposition. Such amount shall be due and payable by the Borrower to the Lender five (5) Business Days after such notice is given, together with an amount equal to interest on such amount from the date two (2) Business Days after the date demanded until such due date at the Prime Rate. A certificate by the Lender as to the amount due and payable under this Section 2.08 from time to time and the method of calculating such amount shall be conclusive. The Lender agrees that it will use good faith efforts to notify the Borrower of the occurrence of any event that would give rise to a payment under this Section 2.08; provided, however, that any failure of the Lender to give any such notice shall have no effect on the Borrower's obligations hereunder.

                  2.09. Taxes.

                  (a) Payments Net of Taxes. All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

                  (i) income or franchise taxes imposed on the Lender by the jurisdiction under the laws of which the Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between the Lender and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

                  (ii) income or franchise taxes imposed by any jurisdiction in which the Lender's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein,

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to the Lender under this Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof.

                  (b) Indemnity. The Borrower hereby indemnifies the Lender for the full amount of all Taxes attributable to payments by or on behalf of the Borrower hereunder or under any of the other Loan Documents, any Taxes paid by the Lender, any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any failure to pay such Taxes), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor.


                                  ARTICLE III
                            GUARANTY AND SURETYSHIP

                  3.01. Guaranty and Suretyship. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees and becomes surety for the full and punctual payment and performance of the Guaranteed Obligations as and when such payment or



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performance shall become due (at scheduled maturity, by acceleration or otherwise) in accordance with the terms of the Loan Documents. The obligations of the Guarantor hereunder constitute an agreement of suretyship as well as of guaranty, are a guarantee of payment and performance and not merely of collectability, and are in no way conditioned upon any attempt to collect from or proceed against the Borrower or any other Person or any other event or circumstance. The obligations of the Guarantor hereunder are direct and primary obligations of the Guarantor and are independent of the Guaranteed Obligations, and a separate action or actions may be brought against the Guarantor regardless of whether action is brought against the Borrower or any other Person or whether the Borrower or any other Person is joined in any such action or actions.

                  3.02. Obligations Absolute. The Guarantor agrees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting the Guaranteed Obligations, any of the terms of the Loan Documents or the rights of the Lender or any other Person with respect thereto. The obligations of the Guarantor hereunder shall be absolute, unconditional and irrevocable, irrespective of any of the following:

                  (a) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guaranteed Obligations.

                  (b) Any increase, decrease or change in the amount, nature, type or purpose of any of the Guaranteed Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method or place of payment or performance of, or in any other term of, any of the Guaranteed Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Guaranteed Obligations.

                  (c) Any failure to assert any breach of or default under any Loan Document or any of the Guaranteed Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower or any other Person under or in connection with any Loan Document or any of the Guaranteed Obligations; any refusal of payment or performance of any of the Guaranteed Obligations, whether or not with any reservation of rights against the Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guaranteed Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Guaranteed Obligations entitled to the benefits of this Agreement, or if any collections are applied to Guaranteed Obligations, any application to particular Guaranteed Obligations.

                  (d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay or wrongful action by the Lender or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any other action or inaction by the Lender or any other Person in respect of, any direct or indirect security for any of the Guaranteed Obligations. As used in this Agreement, "direct or indirect security" for the Guaranteed Obligations, and similar phrases, includes but is not limited to any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guaranteed Obligations, made or on behalf of any Person.

                  (e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower or any other Person; or any action taken or election made by the Lender (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Borrower or any other Person in connection with any such proceeding.

                  (f) Any defense, setoff or counterclaim (excluding only the defense of full, strict and indefeasible payment and performance), which may at any time be available to or be asserted by the Borrower or any other Person with respect to any Loan Document or any of the Guaranteed Obligations; or any discharge by operation of law or release of the Borrower or any other Person from the performance or observance of any Loan Document or any of the Guaranteed Obligations.

                  (g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, the Guarantor, a guarantor or a surety, excepting only full, strict and indefeasible payment and performance of the Guaranteed Obligations in full.

                  3.03. Waivers, etc. The Guarantor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in Section 3.02 hereof. Without limitation, the Guarantor waives each of the following:

                  (a) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against the Guarantor, including without limitation the following: any notice of any event or circumstance described in Section 3.02 hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guaranteed Obligations; any notice of the incurrence of any Guaranteed Obligation; any notice of any default or any failure on the part of the Borrower or any other Person to comply with any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person.

                  (b) Any right to any marshalling of assets, to the filing of any claim against the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; any requirement of promptness or diligence on the part of the Lender or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement, and any requirement that the Guarantor receive notice of such acceptance.

                  (c) Any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, "one action" laws or the like), or by reason of any election of remedies or other action or inaction by the Lender (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guaranteed Obligations), which results in denial or impairment of the right of the Lender to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Guaranteed Obligations.

                  3.04. Reinstatement. The obligations of the Guarantor hereunder shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment of any of the Guaranteed Obligations is avoided, rescinded or must otherwise be returned by the Lender for any reason (including, without limitation, by reason of such payment being a preference or fraudulent conveyance), all as though such payment had not been made.

                  3.05. No Stay. Without limitation of any other provision hereof, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guaranteed Obligation shall at any time be stayed, enjoined or prevented for any reason (including but not limited to stay or injunction resulting from of the pendency against the Borrower or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantor agrees that, for purposes of this Agreement and its obligations hereunder, the Guaranteed Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

                  3.06. Payments. All payments to be made by Guarantor pursuant to the provisions hereof shall be made at the times and in the manner prescribed for payments in Section 2.07 hereof, without setoff, counterclaim, withholding or other deduction of any nature.

                  3.07. Subrogation, etc. The Guarantor hereby agrees that any and all rights it now has or hereafter may have (known and unknown, whether arising by operation of law, by agreement or otherwise) against the Borrower or any other Person arising from the existence, payment, performance or enforcement of any of the obligations of the Guarantor hereunder or in connection herewith, including without limitation any and all rights of subrogation, reimbursement, exoneration, contribution and indemnity or similar rights which the Guarantor may have against the Borrower at any time, shall be subordinate in any and all events to any and all rights which the Lender may have against the Borrower in respect of the Guaranteed Obligations, and the Guarantor will not enforce any such right until the Guaranteed Obligations have been paid and performed in full and all commitments to extend credit under the Loan Documents have been fully terminated.

                  3.08. Continuing Guaranty. The obligations of the Guarantor hereunder constitute a continuing agreement and shall continue in full force and effect (notwithstanding that no Guaranteed Obligations may be outstanding from time to time, or any other event or circumstance) until all Guaranteed Obligations and all other amounts payable under this Agreement have been paid and performed in full, and all commitments to extend credit under the Loan Documents have terminated, subject in any event to reinstatement in accordance with Section 3.04 hereof. Any purported termination, revocation or discharge of the obligations of the Guarantor hereunder shall be void and of no effect. For purposes hereof, the Guaranteed Obligations shall not be deemed to have been paid in full until the Lender shall have received payment of the Guaranteed Obligations in full and in cash and all commitments to extend credit under the Loan Documents have terminated.

                  3.09. Subordination. The Guarantor further agrees that any and all present and future debts and obligations of the Borrower, any endorser, or any guarantor of any part or all of the Guaranteed Obligations to the Guarantor and any and all claims of the Guarantor against the Borrower, any endorser, or any guarantor of any part or all of the Guaranteed Obligations, or any of their respective properties, howsoever arising, shall be subordinate and subject in right of payment to the prior payment, in full, of the Guaranteed Obligations and as security for the obligations of the Guarantor hereunder, the Guarantor hereby assigns to the Lender all claims of any nature which the Guarantor may now or hereafter have against the Borrower.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  The Loan Parties hereby represent and warrant to the Lender as follows:

                  4.01. Corporate Status. Each Loan Party and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Loan Party and each of its Subsidiaries has corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage. Each Loan Party and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable except for such qualifications the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Schedule
4.01 hereof states as of the
date hereof the jurisdiction of incorporation of each Loan Party and each of its Subsidiaries, and, to the knowledge of the Loan Parties after due inquiry, the jurisdictions in which each such Person is qualified to do business as a foreign corporation.

                  4.02. Corporate Power and Authorization. Each Loan Party has corporate power and authority to execute, deliver, perform, and take all actions contemplated by, each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

                  4.03. Execution and Binding Effect. This Agreement and each other Loan Document to which any Loan Party is a party and which is required to be delivered on or before the Closing Date pursuant to Section 5.01 hereof has been duly and validly executed and delivered by each Loan Party which is a party hereto or thereto, as the case may be. This Agreement and each such other Loan Document to which such Loan Party is a party constitutes, and each other Loan Document when executed and delivered by the applicable Loan Party will constitute, the legal, valid and binding obligation of each Loan Party which is a party hereto or thereto, as the case may be, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  4.04. Governmental Approvals and Filings. No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "Governmental Action") is or will be necessary or advisable in connection with execution and delivery of any Loan Document by any Loan Party, consummation by any Loan Party of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof by any Loan Party or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

                  4.05. Absence of Conflicts. Neither the execution and delivery of any Loan Document by any Loan Party, nor consummation by any Loan Party of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof by any Loan Party does or will

                  (a) violate or conflict with any Law, or

                  (b) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any property of any Loan Party or any Subsidiary thereof pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of any Loan Party or any Subsidiary thereof under or in connection with (other than any such event which could not reasonably be expected to have a Material Adverse Effect),

                  (i) the certificate of incorporation or by-laws (or other constituent documents) of any Loan Party or any Subsidiary thereof,

                  (ii) any material agreement or instrument creating, evidencing or securing any Indebtedness or Guaranty Equivalent to which any Loan Party or any Subsidiary thereof is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, or

                  (iii) any other material agreement or instrument to which any Loan Party or any Subsidiary thereof is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound.

As of the date of this Agreement, neither Loan Party nor any Subsidiary thereof is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Person, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Borrower of the type to be evidenced by the Revolving Credit Note.

                  4.06. Audited Financial Statements. The Loan Parties have heretofore furnished to the Lender consolidated balance sheets of the Guarantor and its consolidated Subsidiaries as of March 31, 1999, and March 31, 1998, and the related consolidated statements of operations, cash flows and changes in stockholders' equity for the fiscal years then ended, as examined and reported on by Arthur Andersen LLP, independent certified public accountants for the Guarantor, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of the Guarantor and its consolidated Subsidiaries as of the end of each such fiscal year and the results of their operations and their cash flows for the fiscal years then ended, all in conformity with GAAP.

                  4.07. Absence of Undisclosed Liabilities. As of the date of this Agreement, neither Loan Party nor any Subsidiary thereof has any material liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except as disclosed in the financial statements referred to in Section 4.06 hereof and the notes thereto.

                  4.08. Absence of Material Adverse Changes. Since March 31, 1999, there has been no material adverse change in the business, operations, condition (financial or otherwise), or prospects of the Guarantor and the Subsidiaries of the Guarantor taken as a whole, except as disclosed in the financial statements referred to in Section 4.06 hereof or otherwise disclosed in writing to the Lender.

                  4.09. Accurate and Complete Disclosure. All information heretofore, contemporaneously or hereafter provided (orally or in writing) by or on behalf of any Loan Party or any Subsidiary of any Loan Party to the Lender pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Lender) and does not or will not (as the case may be) omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances in which it was provided.

                  4.10. Margin Regulations. No part of the proceeds of any Revolving Credit Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock." Neither Loan Party nor any Subsidiary thereof is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock." Neither Loan Party nor any Subsidiary thereof owns any "margin stock." Neither the making of any Revolving Credit Loan nor any use of proceeds of any such Revolving Credit Loan will violate or conflict with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

                  4.11. Subsidiaries. Schedule 4.11 hereof states as of the date of this Agreement the authorized capitalization of each Subsidiary of the Guarantor, the number of shares of each class of capital stock issued and outstanding of each such Subsidiary, and the number and percentage of outstanding shares of each such class of capital stock owned by each Loan Party and by each Subsidiary thereof. The outstanding shares of each Subsidiary of each Loan Party have been duly authorized and validly issued and are fully paid and nonassessable. Each Loan Party and each Subsidiary thereof owns beneficially and of record and has good title to all of the shares it is listed as owning in such Schedule 4.11, free and clear of any Lien.

                  4.12. Partnerships, etc. Neither Loan Party nor any Subsidiary thereof is a partner (general or limited) of any partnership, is a party to any joint venture or owns (beneficially or of record) any equity or similar interest in any Person (including but not limited to any interest pursuant to which such Loan Party or Subsidiary has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person), except for (x) capital stock of Subsidiaries referred to in Section 4.11 hereof and (y) equity investments permitted under the Existing Revolvers.

                  4.13. Ownership and Control. Schedule 4.13 hereof states as of the date of this Agreement the authorized capitalization of each Loan Party and the number of shares of each class of capital stock issued and outstanding of each Loan Party. All of the issued and outstanding shares of capital stock of the Borrower are owned beneficially and of record by a Subsidiary of the Guarantor and the Guarantor owns all of the issued and outstanding shares of capital stock of such Subsidiary. The outstanding shares of capital stock of each Loan Party have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 4.13 hereof, there are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate a Subsidiary of the Guarantor to issue any shares of its capital stock.

                  4.14. Litigation. There is no pending or (to a Loan Party's knowledge after due inquiry) threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting any Loan Party or any Subsidiary thereof, except for (a) matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect and (b) the matters set forth on Schedule 4.14 hereof.

                  4.15. Absence of Events of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

                  4.16. Absence of Other Conflicts. Neither any Loan Party nor any Subsidiary thereof is in violation of or conflict with, or is subject to any contingent liability on account of any violation of or conflict with:

                  (a) any Law,

                  (b) its certificate of incorporation or by-laws (or other constituent documents), or

                  (c) any agreement or instrument to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, except for matters that, individually or in the aggregate, could not have a Material Adverse Effect.

                  4.17. Insurance. Each Loan Party and each Subsidiary thereof maintains with financially sound and reputable insurers insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

                  4.18. Title to Property. Each Loan Party and each Subsidiary thereof has good and marketable title in fee simple to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet), in each case free and clear of all Liens, except for Liens permitted by the Existing Revolvers.

                  4.19. Intellectual Property. Each Loan Party and each Subsidiary thereof owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without material conflict with the rights of others.

                  4.20. Taxes. All tax and information returns required to be filed by or on behalf of any Loan Party or any Subsidiary thereof have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon any Loan Party or any

Subsidiary thereof or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid.

                  4.21. Employee Benefits. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan. No liability to the PBGC has been or is expected by a Loan Party or any Controlled Group Member to be incurred with respect to any Plan by a Loan Party, any Subsidiary thereof or any Controlled Group Member which does or would have a Material Adverse Effect. Neither Loan Party, any Subsidiary thereof nor any Controlled Group Member has contributed or presently contributes to any Multiemployer Plan. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will be exempt from, or will not involve any transaction which is subject to, the prohibitions of Section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code. A copy of the most recent Annual Report (5500 Series Form) as of the date hereof including all attachments thereto as filed with the Internal Revenue Service for each Plan has been provided to the Lender and fairly presents the funding status of each Plan. There has been no material deterioration in any Plan's funding status since the date of such Annual Report. Schedule 4.21 hereof sets forth as of the date hereof a list of all Plans and Multiemployer Plans, and all information available to a Loan Party with respect to the direct, indirect or potential withdrawal liability to any Multiemployer Plan of any Loan Party or any Controlled Group Member. Except as set forth in Schedule 4.21 hereof, no Loan Party and no Subsidiary thereof has any liability (contingent or otherwise) for, or in connection with, and none of their respective properties is subject to a Lien in connection with, any Pension-Related Event. No Loan Party and no Subsidiary thereof has any liability (contingent or otherwise) for, or in connection with, any Postretirement Benefits. The PBGC premiums and contributions required to meet the minimum funding requirements of ERISA and the Code for all Plans have not exceeded $1,000,000 on an annual basis for any of the past three (3) years. The amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA), as certified to by the Plan's actuary, for any Plan do not exceed $1,000,000 and for all Plans do not exceed $1,000,000.

                  4.22. Environmental Matters.

                  (a) Each Loan Party and each Subsidiary thereof and each of their respective Environmental Affiliates is and has been in full compliance with all applicable Environmental Laws, except for matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There are no circumstances that may prevent or interfere with such full compliance in the future.

                  (b) Each Loan Party and each Subsidiary thereof and their respective Environmental Affiliates have all Environmental Approvals necessary for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated, except for such Environmental Approvals the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (c) There is no Environmental Claim pending or to the knowledge of any Loan Party after due inquiry threatened, and, to the knowledge of any Loan Party, there are no past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim, against any Loan Party or any Subsidiary thereof or any of their respective Environmental Affiliates, except for matters which, if adversely decided, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (d) No facility or property now or previously owned, operated or leased by any Loan Party or any Subsidiary thereof or any of their respective Environmental Affiliates is an Environmental Cleanup Site. To the knowledge of any Loan Party, neither any Loan Party nor any Subsidiary thereof nor any of their respective Environmental Affiliates has directly transported or directly arranged for the transportation of any Environmental Concern Materials to any Environmental Cleanup Site. No Lien exists, and no condition exists which could result in the filing of a Lien, against any property of any Loan Party or any Subsidiary thereof or any of their respective Environmental Affiliates, under any Environmental Law.

                  4.23. Solvency. On and as of the Closing Date, after consummation of the transactions contemplated herein and after giving effect to all Revolving Credit Loans and other obligations and liabilities being incurred on such date in connection therewith, and on the date of each subsequent Revolving Credit Loan, or other extension of credit hereunder and after giving effect to application of the proceeds thereof in accordance with the terms of the Loan Documents, each Loan Party is and will be Solvent.

                  4.24. Regulatory Status. Neither Loan Party nor any Subsidiary thereof is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Act of 1935, as amended, or (c) a "public utility" within the meaning of the Federal Power Act, as amended.

                  4.25. Permits and Other Operating Rights. Each Loan Party and each Subsidiary thereof has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, regional, municipal or other governmental bodies having jurisdiction over such Person or any of its respective properties, as are necessary for the ownership, operation and maintenance of its businesses and properties, subject to exceptions and deficiencies which do not materially affect the business and operations of such Person or any material part thereof, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over such Person or any of its properties are free from burdensome restrictions or conditions of an unusual character or restrictions or conditions materially adverse the business or operations of such Person, and none of such Persons is in violation of any thereof in any material respect.

                  4.26. Year 2000 Compliance. The Guarantor has reviewed its operations and those of its Subsidiaries with a view to assessing whether their businesses, taken as a whole, will be vulnerable to a Year 2000 Problem. As of the date of this Agreement, the Guarantor has a reasonable basis to believe that, solely with respect to the internal operations of the Guarantor and its Subsidiaries under the direct control of such Person, and in view of the efforts of such Person to date to address a potential Year 2000 Problem and its ongoing remediation program, neither the Guarantor nor any of its Subsidiaries will experience a Year 2000 Problem that will have a Material Adverse Effect; provided, however, that nothing contained herein shall be deemed to be a representation or warranty that the operations, hardware, software, embedded chips or other systems of third parties with whom the Guarantor or any of its Subsidiaries interact will not cause a Year 2000 Problem that will have a Material Adverse Effect. "Year 2000 Problem" means any significant risk that computer hardware, software or equipment containing embedded microchips of the Guarantor or any of its Subsidiaries which is essential to their business operations will not, in the case of dates occurring after December 31, 1999, function at least as reliably as in the case of dates occurring before January 1, 2000, including the making of accurate leap year calculations, provided that all third party hardware, software, systems or equipment containing embedded microchips interacting with the Guarantor's or its Subsidiaries' computer hardware, software or equipment containing embedded microchips is also able to function in the same manner with respect to such dates and calculations.


                                   ARTICLE V
                             CONDITIONS OF LENDING

                  5.01. Conditions to Initial Revolving Credit Loans. The obligation of the Lender to make Revolving Credit Loans on the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Revolving Credit Loan, of the following conditions precedent, in addition to the conditions precedent set forth in Section 5.02 hereof:

                  (a) Agreement; Revolving Credit Note. The Lender shall have received an executed counterpart of this Agreement, duly executed by each Loan Party, and the Revolving Credit Note conforming to the requirements hereof, duly executed on behalf of the Borrower.

                  (b) Corporate Proceedings. The Lender shall have received certificates by the Secretary or Assistant Secretary of each Loan Party dated as of the Closing Date as to (i) true copies of the certificates of incorporation and by-laws of each Loan Party in effect on such date, (ii) true copies of all corporate action taken by each Loan Party relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the respective officers of each Loan Party executing this Agreement and the other Loan Documents to which such Loan Party is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Lender shall have received certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than thirty (30) days before the Closing Date showing the good standing of each Loan Party in its state of incorporation.

                  (c) Legal Opinion of Counsel to the Loan Parties. The Lender shall have received an opinion addressed to the Lender, dated the Closing Date, of counsel to each of the Loan Parties as to such matters as may be requested by the Lender and in form and substance satisfactory to the Lender.

                  (d) Fees, Expenses, etc. The Borrower shall have paid all out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and in connection with the transactions contemplated hereby and thereby, including without limitation attorney's fees and costs, lien search fees, filing fees and appraisal costs.

                  (e) Engagement; Senior Credit Facilities. The Loan Parties shall have executed and delivered to the Lender an engagement agreement, in form and substance acceptable to the Lender, pursuant to which the Lender shall be granted the exclusive authority to furnish senior credit facilities in the aggregate principal amount of not less than $110,000,000 to the Loan Parties on either a fully underwritten basis or a best efforts syndication basis.

                  (f) Additional Matters. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Lender.

                  5.02. Conditions to All Revolving Credit Loans. The obligation of the Lender to make any Loan is subject to performance by each of the Loan Parties of their respective obligations to be performed hereunder or under the other Loan Documents on or before the date of such Loan, satisfaction of the conditions precedent set forth herein and in the other Loan Documents and to satisfaction of the following further conditions precedent:

                  (a) Notice. Appropriate notice of such Revolving Credit Loan shall have been given by the Borrower as provided in Article II hereof.

                  (b) Representations and Warranties. Each of the representations and warranties made by each Loan Party herein and in each other Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date (except for representations and warranties made as of the date of this Agreement, which need to be true and correct in all material respects only as of the date of this Agreement), both before and after giving effect to the Loans requested to be made on such date.

                  (c) No Defaults. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  (d) No Violations of Law, etc. The making nor use of the Loans shall not cause the Lender to violate or conflict with any Law.

                  (e) No Material Adverse Change. There shall not have occurred, or be threatened, a material adverse change in the business, operations, assets or condition (financial or otherwise) or prospects of any Loan Party since the Closing Date.

Each request by the Borrower for any Loan shall constitute a representation and warranty by the Loan Parties that the conditions set forth in this Section 5.02 have been satisfied as of the date of such request. Failure of the Lender to receive notice from any Loan Party to the contrary before such Loan is made shall constitute a further representation and warranty by the Loan Parties that the conditions referred to in this Section 5.02 have been satisfied as of the date such Loan is made.


                                   ARTICLE VI
                             AFFIRMATIVE COVENANTS

                  The Loan Parties hereby covenant to the Lender as follows:

                  6.01. Notice of Events of Default or Potential Default . Promptly after a Responsible Officer's knowledge of any Event of Default or Potential Default, a Loan Party shall give the Lender notice thereof, together with a written statement of a Responsible Officer of such Loan Party setting forth the details thereof and any action with respect thereto taken or proposed to be taken by such Loan Party.

                  6.02. Use of Proceeds. The Borrower shall use the proceeds of the Revolving Credit Loans for general corporate purposes and shall not use any such proceeds directly or indirectly for any unlawful purpose, in any manner inconsistent with Section 4.10 hereof, or inconsistent with any other provision of any Loan Document.


                                  ARTICLE VII
                                    DEFAULTS

                  7.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

                  (a) Any Loan Party shall fail to pay when due principal of or interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document.

                  (b) Any representation or warranty made or deemed made by any Loan Party or any Subsidiary of any Loan Party in or pursuant to or in connection with any Loan Document, or any statement made by any Loan Party or any Subsidiary of any Loan Party in any financial statement, certificate, report, exhibit or document furnished by any Loan Party or any Subsidiary of any Loan Party to the Lender pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

                  (c) Any Loan Party shall default in the performance or observance of the covenant contained in Section 6.01 hereof.

                  (d) Any Loan Party shall default in the performance or observance of any other material covenant, agreement or duty under this Agreement or any other Loan Document and such default shall have continued for a period of ten (10) Business Days.

                  (e) Any Loan Party or any Subsidiary of any Loan Party shall default beyond any applicable cure period in the payment of principal or interest on any obligation for borrowed money in excess of $500,000 or in the performance of any provision contained in any instrument under which any such obligation for borrowed money is created or secured (including the breach of any covenant thereunder) if an effect of such default is to cause, or permit any Person to cause such obligation to become due prior to its stated maturity, unless, solely with respect to a non-payment default (i) such Loan Party or such Subsidiary is actively and diligently contesting the existence of such default and (ii) the obligee has not taken any action to accelerate the maturity of such obligation or to exercise any other remedy available to it under such instrument.

                  (f) One or more judgments for the payment of money shall have been entered against any Loan Party or any Subsidiary of any Loan Party, which judgment or judgments exceed $2,000,000 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty
(30) consecutive days.

                  (g) Any one or more Pension-Related Events referred to in subsection (a)(ii), (b) or (e) of the definition of "Pension-Related Event" shall have occurred; or any one or more other Pension-Related Events shall have occurred and the Lender shall determine in good faith (which determination shall be conclusive) that such other Pension-Related Events, individually or in the aggregate, could have a Material Adverse Effect.

                  (h) There shall have occurred a material adverse change in the business, condition (financial or otherwise), results of operations or prospects of any Loan Party.

                  (i) A proceeding shall have been instituted in respect of any Loan Party or any Subsidiary of any Loan Party

                  (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

                  (ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days.

                  (j) Any Loan Party or any Subsidiary of any Loan Party shall become insolvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its or his business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.01(i)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.01(i)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its or his property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property other than proceedings for the voluntary liquidation and dissolution of a Subsidiary of the Guarantor permitted by the Existing Revolvers; or shall take any action in furtherance of any of the foregoing.

                  (k) The expiration or earlier termination of the License Agreement.

                  (l) Any provision of Article III hereof shall cease to be in full force and effect, or the Guarantor shall deny or disaffirm its obligations thereunder.

                  (m) The Guarantor shall cease to own, directly or indirectly, one hundred percent (100%) of the outstanding capital stock of the Borrower.

                  (n)  A Change of Control Event shall occur.

                  7.02. Consequences of an Event of Default.

                  (a) If an Event of Default specified in subsections (a) through (n) of Section 7.01 hereof shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lender shall be under no further obligation to make Revolving Credit Loans hereunder, and the Lender may by notice to the Borrower, from time to time do any or all of the following:

                  (i) Declare the Revolving Credit Commitment terminated, whereupon the Revolving Credit Commitment will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (ii) Declare the unpaid principal amount of the Revolving Credit Loans, interest accrued thereon and all other Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (b) If an Event of Default specified in subsection (i) or (j) of Section 7.01 hereof shall occur or exist, then, in addition to all other rights and remedies which the Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Revolving Credit Commitment shall automatically terminate and the Lender shall be under no further obligation to make Revolving Credit Loans, and the unpaid principal amount of the Revolving Credit Loans, interest accrued thereon and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.


                                  ARTICLE VIII
                                 MISCELLANEOUS

                  8.01. Holidays. Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  8.02. Records. The unpaid principal amount of the Revolving Credit Loans, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount and the duration of such applicability shall at all times be ascertained from the records of the Lender, which shall be conclusive absent manifest error.

                  8.03. Amendments and Waivers. Neither this Agreement nor any Loan Document may be amended, modified or supplemented except by an agreement in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

                  8.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lender under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise.

                  8.05. Notices.

                  (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any other Loan Document shall be in writing (including telecopied communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telecopier (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telex or telecopy communication, one (1) Business Day after delivery to a nationally-recognized overnight courier, or three (3) Business Days after deposit in the mail, except Standard Notice, which shall be effective when received by the Lender.

                  (b) The Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrower or any other Loan Party, and the Lender shall have no duty to verify the identity or authority of any Person giving such notice.

                  8.06. Expenses; Taxes; Indemnity.

                  (a) The Borrower agrees to pay or cause to be paid and to save the Lender harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by the Lender from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents,
(ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, and (iii) the enforcement or preservation of rights under this Agreement or any Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) collection or enforcement of an outstanding Revolving Credit Loan or any other amount owing hereunder or thereunder by the Lender and (B) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents).

                  (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Lender to be payable in connection with this Agreement or any other Loan Document or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

                  (c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Revolving Credit Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any Environmental Law or any other Law by any Loan Party or any Subsidiary of any Loan Party or any Environmental Affiliate of any of them; any Environmental Claim arising out of the management, use, control, ownership or operation of property by any of such Persons, including all on-site and off-site activities involving Environmental Concern Materials; or any exercise by the Lender of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

                  8.07. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  8.08. Prior Understandings. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

                  8.09. Duration; Survival. All representations and warranties of the each Loan Party contained herein or in any other Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery, of this Agreement or any other Loan Document, any investigation by or knowledge of the Lender, the making of any Revolving Credit Loan or any other event or condition whatsoever. All covenants and agreements of each Loan Party contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until payment in full of all Obligations. Without limitation, all obligations of the Borrower hereunder or under any other Loan Document to make payments to or indemnify the Lender shall survive the payment in full of all other Obligations, termination of the Borrower's right to borrow and all other events and conditions whatever.

                  8.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  8.11. Limitation on Payments. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to or for the account of the Lender, and the Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by the Lender.

                  8.12. Set-Off. Each Loan Party hereby agrees that, to the fullest extent permitted by law, if an Event of Default shall occur and be continuing, and if any Obligation of such Loan Party shall be due and payable (by acceleration or otherwise), the Lender shall have the right, without notice to such Loan Party, to set-off against and to appropriate and apply to such Obligation any indebtedness, liability or obligation of any nature owing to such Loan Party by the Lender, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by such Loan Party with the Lender. If an Event of Default shall occur and be continuing, such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Lender or any other Person shall have given notice or made any demand to such Loan Party or any other Person, whether such indebtedness, obligation or liability owed to such Loan Party is contingent, absolute, matured or unmatured (it being agreed that the Lender may deem such indebtedness, obligation or liability to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Lender or any other Person. Each Loan Party hereby agrees that, to the fullest extent permitted by law, any Participant and any branch, subsidiary or affiliate of the Lender or any Participant shall have the same rights of set-off as the Lender as provided in this Section (regardless of whether such Participant, branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of such Loan Party). The rights provided by this Section are in addition to all other rights of set-off and banker's lien and all other rights and remedies which the Lender (or any such Participant, branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person.

                  8.13. Successors and Assigns; Participations.

                  (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Lender, all future holders of the Revolving Credit Note, and their respective successors and assigns, except that neither the Lender nor any Loan Party may assign or transfer any of its rights hereunder or interests herein without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed) and any purported assignment without such consent shall be void.

                  (b) Participations. The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Revolving Credit Commitment and the Revolving Credit Loans owing to it and the Revolving Credit Note); provided, that

                  (i) the Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged,

                  (ii) the Lender shall remain solely responsible to the Loan Parties for the performance of such obligations,

                  (iii) each Loan Party shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and each of the other Loan Documents, and

                  (iv) the Lender may enter into any amendment to this Agreement or to any of the other Loan Documents without the prior consent of any such Participant, except any amendment which would (A) increase the Revolving Credit Committed Amount, (B) extend the maturity of the principal of or any interest on any amount owed to the Lender by the Loan Parties under this Agreement or any of the other Loan Documents,
         (C) reduce the principal amount of or the rate of interest on any amount owed to the Lender by the Loan Parties under this Agreement or any of the other Loan Documents, (D) waive any Event of Default under this Agreement, or (E) release the Guarantor from any obligation hereunder.

Each Loan Party agrees that any such Participant shall be entitled to the benefits of Sections 2.08, 2.09 and 8.06 hereof with respect to its participation in the Revolving Credit Commitment and the Revolving Credit Loans outstanding from time to time; provided, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the Lender would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

                  (c) Financial and Other Information. Each Loan Party authorizes the Lender to disclose to any Participant and any prospective transferee any and all financial and other information in the Lender's possession concerning any Loan Party and their respective Subsidiaries and affiliates which has been or may be delivered to the Lender by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document or the Lender's credit evaluation of any Loan Party and their respective Subsidiaries and affiliates.

                  8.14. Governing Law; Submission to Jurisdiction: Waiver of Jury Trial; Limitation of Liability.

                  (a) Governing Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED

IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

                  (b) Certain Waivers. EACH LOAN PARTY HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

                           (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN ALLEGHENY COUNTY, PENNSYLVANIA, SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

                           (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PERSON;

                           (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE LOAN PARTY AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 8.05 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

                           (iv) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.

                  (c) Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY A LOAN PARTY AGAINST THE LENDER OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF THE LENDER FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT,

COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). EACH LOAN PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  8.15. Confidentiality. In accordance with its usual and customary practices, the Lender shall maintain the confidentiality of Confidential Information (as hereinafter defined). "Confidential Information" means any materials, documents or information furnished by or on behalf of the Borrower in connection with this Agreement designated by or on behalf of any Loan Party as confidential, except that Confidential Information shall not include materials, documents or information that (a) is or becomes publicly available other than as a result of a breach of this Agreement, (b) becomes available to the Lender on a non-confidential basis from third party or (c) was available to the Lender on a non-confidential basis.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.


                                           BLACK BOX CORPORATION OF
                                           PENNSYLVANIA

                                           By:__________________________________

                                           Title:_______________________________

                                           Address for Notices:
                                           1000 Park Drive
                                           Pittsburgh, PA 15241
                                           Attn:  Anna M. Baird
                                           Telephone:  412/873-6750
                                           Telecopier:  412/873-6784

                                           BLACK BOX CORPORATION

                                           By:__________________________________

                                           Title:_______________________________

                                           Address for Notices:
                                           1000 Park Drive
                                           Pittsburgh, PA 15241
                                           Attn:  Anna M. Baird
                                           Telephone:  412/873-6750
                                           Telecopier:  412/873-6784

                                           MELLON BANK, N.A.

                                           By:__________________________________

                                           Title:_______________________________

                                           Address for Notices:
                                           230 Two Mellon Bank Center
                                           Pittsburgh, PA  15259
                                           Attn:  Mark T. Latterner
                                           Telephone:  412/236-1226
                                           Telecopier:  412/234-9010

                           Annex A To Credit Agreement

                  "Affiliate" of a Person (the "Specified Person") shall mean any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person. For purposes of the preceding sentence, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Assured Obligation" shall have the meaning set forth in the definition of Guaranty Equivalent.

                  "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in Pittsburgh, Pennsylvania.

                  "Capitalized Lease" shall mean at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

                  "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

                  "Change of Control Event" shall mean the beneficial ownership or acquisition by any Person or group of affiliated Persons (in any transaction or series of transactions) of (a) shares of the Guarantor representing more than fifty percent (50%) of the voting control of the Guarantor or (b) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Guarantor.

                  "Closing Date" shall mean the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Controlled Group Member" shall mean each trade or business (whether or not incorporated) which together with any Loan Party is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

                  "Environmental Approvals" shall mean any Governmental Action pursuant to or required under any Environmental Law.

                  "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other written communication by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person, in violation of any Environmental Law.

                  "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

                  "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

                  "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or
(d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "Event of Default" shall mean any of the Events of Default described in Section 7.01 hereof.

                  "Existing Revolvers" shall mean either of the Omnibus Credit Facility Agreement, dated February 12, 1999, or the Credit Agreement dated as of August 27, 1999, in each case among the Borrower, the Guarantor and the Lender, including any extensions, renewals or restatements thereof.

                  "GAAP" shall have the meaning set forth in Section 1.03 hereof.

                  "Governmental Action" shall have the meaning set forth in
Section 4.04 hereof.

                  "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Guaranteed Obligations" shall mean all obligations from time to time of the Borrower to the Lender under or in connection with any Loan Document, whether for principal, interest, fees, indemnities, expenses or otherwise, and all refinancings or refundings thereof, whether such obligations are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (specifically including but not limited to obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation is not enforceable or allowable in such proceeding). Without limitation of the foregoing, such obligations include all obligations arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless of whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied. Without limitation of the foregoing, the Lender (or any successive assignee or transferee) from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including, without limitation, all or any portion of any commitment to extend credit), or any other Guaranteed Obligations, to any other Person, and such Guaranteed Obligations (including, without limitation, any Guaranteed Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guaranteed Obligations entitled to the benefit of the Agreement.

                  "Guaranty Equivalent": A Person (the "Deemed Guarantor") shall be deemed to be subject to a Guaranty Equivalent in respect of any indebtedness, obligation or liability (the

"Assured Obligation") of another Person (the "Deemed Obligor") if the Deemed Guarantor directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the Deemed Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Deemed Guarantor agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (a) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an Assured Obligation, (b) to make any loan, advance, capital contribution or other investment in, or to purchase or lease any property or services from, a Deemed Obligor (i) to maintain the solvency of the Deemed Obligor, (ii) to enable the Deemed Obligor to meet any other financial condition, (iii) to enable the Deemed Obligor to satisfy any Assured Obligation or to make any Stock Payment or any other payment, or (iv) to assure the holder of such Assured Obligation against loss,
(c) to purchase or lease property or services from the Deemed Obligor regardless of the non-delivery of or failure to furnish of such property or services, (d) in a transaction having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47, or (e) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any Assured Obligation.

                  "Indebtedness" of a Person shall mean (without duplication, and in each case except for trade accounts payable arising in the ordinary course of business):

                  (a) All obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

                  (b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (c) All obligations of such Person for the deferred purchase price of property or services;

                  (d) All obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

                  (e) The unreimbursed amount of all drawings under any letter of credit issued for the account of such Person;

                  (f) All obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person;

                  (g) All obligations of such Person under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP;

                  (h) All obligations of such Persons under any Swaps; and

                  (i) All indebtedness of others as to which such Person is a Deemed Guarantor under a Guaranty Equivalent.

                  "Indemnified Parties" shall mean the Lender and its affiliates, and their respective directors, officers, employees, attorneys and agents.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "License Agreement" shall mean that certain Trademark/Service Mark License Agreement, dated as of October 1, 1992, between BB Technologies, Inc. and the Borrower, as amended by Amendment No. 1 to the Trademark/Service Mark License Agreement, dated as of December 21, 1993, Amendment No. 2 to the Trademark/Service Mark License Agreement, dated as of May 6, 1994, and Amendment No. 3 to the Trademark/Service Mark License Agreement, dated as of July 1, 1995, and, subject to the provisions of the Existing Revolvers, as amended, modified or supplemented from time to time.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan" or "Loans" shall mean Revolving Credit Loans.

                  "Loan Documents" shall mean this Agreement, the Revolving Credit Note and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

                  "Loan Party" shall mean the Borrower and the Guarantor.

                  "Material Adverse Effect" shall mean: (a) a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of a Loan Party and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of any Loan Party to perform or comply with any of the terms and conditions of any Loan Document, or (c) an adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document, or the ability of the Lender to enforce any rights or remedies under or in connection with any Loan Document.

                  "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any Controlled Group Member has or had an obligation to contribute.

                  "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower to the Lender from time to time arising under or in connection with or related to or evidenced by or secured by or under color of this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of the Revolving Credit Loans, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Revolving Credit Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lender to lend. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

                  "Office," when used in connection with the Lender, shall mean its office located at Three Mellon Bank Center, Pittsburgh, Pennsylvania 15259, or at such other office or offices of the Lender or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Lender to the Borrower.

                  "Participant" shall have the meaning set forth in Section 8.13(b) hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                  "Pension-Related Event" shall mean any of the following events or conditions:

                  (a) Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

                  (b) PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

                  (c) Any Reportable Event occurs with respect to a Plan;

                  (d) Any action occurs or is taken which could result in any Loan Party becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or any Loan Party or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

                  (e) (i) There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or any Loan Party or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

                  "Person" shall mean an individual or a corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

                  "Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which any Loan Party or any Controlled Group Member is or has been within the preceding five (5) years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five (5) years maintained for employees of any Loan Party or any Controlled Group Member.

                  "Postretirement Benefits" shall mean any benefits, other than retirement income, provided by any Loan Party to retired employees, or to their spouses, dependents or beneficiaries, including, without limitation, group medical insurance or benefits, or group life insurance or death benefits.

                  "Potential Default" shall mean any event or condition which with notice, passage of time or a determination by the Lender, or any combination of the foregoing, would constitute an Event of Default.

                  "Prime Rate" as used herein, shall mean the interest rate per annum announced from time to time by Mellon Bank, N.A. as its prime rate.

                  "Reportable Event" means (a) a reportable event described in
Section 4043 of ERISA and regulations thereunder, (b) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (c) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4068(f) of ERISA, or (d) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

                  "Responsible Officer" with respect to any Loan Party shall mean the Chief Executive Officer, President, any Vice President, Treasurer, Chief Financial Officer or Controller of such Loan Party.

                  "Revolving Credit Commitment" shall have the meaning set forth in Section 2.01(a) hereof.

                  "Revolving Credit Committed Amount" shall mean $30,000,000.

                  "Revolving Credit Loans" shall have the meaning set forth in
Section 2.01(a) hereof.

                  "Revolving Credit Maturity Date" shall mean the earlier to occur of (x) termination of the commitment under either of the Existing Revolvers or (y) February 15, 2000.

                  "Revolving Credit Note" shall mean the promissory note of the Borrower executed and delivered under Section 2.01(c) hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part.

                  "Solvent" means, with respect to any Person at any time, that at such time (a) the sum of the debts and liabilities (including, without limitation, contingent liabilities) of such Person is not greater than all of the assets of such Person at a fair valuation, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred, will not incur, does not intend to incur, and does not believe that it will incur, debts or liabilities (including, without limitation, contingent liabilities) beyond such person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in, and is not about to engage in, a business or a transaction for which such person's property constitutes or would constitute unreasonably small capital, and (e) such Person is not otherwise insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any Law that may be applicable to such Person pertaining to bankruptcy, insolvency or creditors' rights (including but not limited to the Bankruptcy Code of 1978, as amended, and, to the extent applicable to such Person, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any other applicable Law pertaining to fraudulent conveyances or fraudulent transfers or preferences).

                  "Standard Notice" shall mean an irrevocable notice provided to the Lender on a Business Day which is at least one (1) Business Day in advance making or prepayment of any Revolving Credit Loan. Standard Notice must be provided no later than 10:00 a.m., Pittsburgh time, on the last day permitted for such notice.
                  "Stock Payment" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

                  "Subsidiary" of a Person at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person, and any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person.

                  "Swaps" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                  "Taxes" shall have the meaning set forth in Section 2.09(a) hereof.


                                [END OF ANNEX A]